New York State Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

# CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

Castle Advisors, Inc.

*(Insert Name of Domestic Corporation)*

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

Castle Advisors, Inc.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

December 23, 1993.

THIRD: The amendment effected by this certificate of amendment is as follows:

(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph *First* of the Certificate of Incorporation relating to *the corporation name* is hereby amended to read as follows: *First: The name of the corporation is ... (new name) ...* )

Paragraph 5 of the Certificate of Incorporation relating to
the aggregate number of shares that the corporation shall have authority to issue is changed from 0 shares of Preferred Stock and 200 shares of Common Stock, no par value, to 10,000,000 shares of Preferred Stock, $.0001 par value, and 250,000,000 shares of Common Stock, $.0001 par value (resulting in a $26,000 increase in the total authorized par value from $0 to $26,000). Paragraph 5

is hereby amended to read in its entirety as follows:
The aggregate number of shares that the corporation shall have authority to issue is 10,000,000 shares of Preferred Stock, $.0001 par value, and 250,000,000 shares of Common Stock, $.0001 par value.

Paragraph __________ of the Certificate of Incorporation relating to

______________________________________________________________

is hereby amended to read in its entirety as follows:

______________________________________________________________

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

☒ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☐ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

George R. Hebert
*(Signature)*

George R. Hebert
*(Name of Signer)*

President
*(Title of Signer)*

# CERTIFICATE OF AMENDMENT
# OF THE
# CERTIFICATE OF INCORPORATION
# OF

Castle Advisors, Inc.

*(Insert Name of Domestic Corporation)*

Under Section 805 of the Business Corporation Law

Filer's Name Michael T. Studer

Address 18 East Sunrise Highway, Suite 311

City, State and Zip Code Freeport, NY 11520

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

*For Office Use Only*

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS ALBANY, NY 12231-0001

FILING RECEIPT

ENTITY NAME: CASTLE ADVISORS, INC.

DOCUMENT TYPE: AMENDMENT (DOMESTIC BUSINESS) STOCK COUNTY: NASS

FILED:12/23/2014 DURATION:********* CASH#:141223000957 FILM #:141223000890

FILER:

MICHAEL T. STUDER
18 EAST SUNRISE HIGHWAY
SUITE 311
FREEPORT, NY 11520

ADDRESS FOR PROCESS:

REGISTERED AGENT:

STOCK: 260000000 PV .0001000

SERVICE COMPANY: ** NO SERVICE COMPANY ** SERVICE CODE: 00

| | | | |
|---|---|---|---|
| FEES | 70.00 | PAYMENTS | 70.00 |
| FILING | 60.00 | CASH | 0.00 |
| TAX | 10.00 | CHECK | 70.00 |
| CERT | 0.00 | CHARGE | 0.00 |
| COPIES | 0.00 | DRAWDOWN | 0.00 |
| HANDLING | 0.00 | OPAL | 0.00 |
| | | REFUND | 0.00 |

DOS-1025 (04/2007)